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                                                                   Exhibit 10.13




                              AFFILIATION AGREEMENT
                              ---------------------


         THIS AFFILIATION AGREEMENT ("Agreement") is entered into as of the 12th day of September, 1997, by and among CITIZENS BANCSHARES, INC. ("Bancshares"), a corporation organized and existing under the laws of the State of Ohio and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), THE CITIZENS BANKING COMPANY ("Citizens"), a state banking association organized and existing under the banking laws of the State of Ohio and a wholly-owned subsidiary of Bancshares, and UNIBANK ("Bank"), a state banking association organized and existing under the banking laws of the State of Ohio.

                                    RECITALS
                                    --------

         Bancshares and Bank desire that Bank shall be merged with and into Citizens pursuant to an Agreement of Merger substantially in the form attached as Exhibit A hereto and made a part hereof (the "Merger" and the "Agreement of Merger," respectively).

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                               PLAN OF AFFILIATION
                               -------------------

         Pursuant to this Agreement, Bancshares and Bank have agreed to a plan of affiliation intended to result in a tax-free plan of reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon consummation of the transactions contemplated by this Agreement, at the Effective Time (as hereinafter defined in Section 1.1), Bank will be merged into Citizens pursuant to the terms and conditions set forth herein and in the Agreement of Merger. Upon consummation of the Merger, the separate existence of Bank shall cease and Citizens shall continue as the surviving corporation and the offices of Bank will become branches of Citizens.
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                                    ARTICLE I

                        THE MERGER AND THE SHARE EXCHANGE
                        ---------------------------------

         Section 1.1. EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article VIII of this Agreement and in the Agreement of Merger have been satisfied or waived, Bancshares will file or cause to be filed
(i) a certificate of merger with the Secretary of State of the State of Ohio, and (ii) a certificate of merger with the Superintendent of the Division of Financial Institutions, which shall in each case be in the form required by and executed in accordance with applicable laws and regulations. The Merger shall become effective at the time the certificate of merger shall be filed with the Secretary of State of the State of Ohio (the "Effective Time").

         Section 1.2. CONVERSION OF BANK COMMON SHARES INTO BANCSHARES COMMON SHARES.

            (a) At the Effective Time, each issued and outstanding share of Bank ("Bank Common Shares"), other than treasury shares (if any) and Bank Common Shares as to which dissenters' rights have been exercised (collectively, "Excluded Stock"), thereupon and without further action shall be converted into and become 13.25 Bancshares common shares, without par value ("Bancshares Common Shares"). The foregoing conversion of Bank Common Shares into Bancshares Common Shares shall hereinafter be referred to as the "Share Exchange."

            Notwithstanding the foregoing, in no event shall the holders of Bank Common Shares receive, in the aggregate, in Bancshares Common Shares with a Total Value (as hereinafter defined) plus cash in lieu of fractional shares that is less than 2.7 times the book value of Bank Common Shares on December 31, 1997. In such event, the parties shall adjust the number of Bancshares Common Shares into which each Bank Common Share shall be converted; provided, however, solely for purposes of this Section 1.2(a), in the event the book value of Bank Common Shares shall exceed Two Hundred and Fifty Dollars ($250.00) per share, Bancshares may elect to terminate this Agreement.



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            (b) The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Total Value" shall mean the arithmetic mean of the NMS Closing Prices for the twenty (20) trading days immediately preceding the tenth trading day, inclusive, immediately preceding the Effective Time.

            (c) No fractional Bancshares Common Share or certificate or scrip therefor shall be issued as a result of the conversion of Bank Common Shares into Bancshares Common Shares. To the extent an outstanding Bank Common Share would otherwise have become a fractional Bancshares Common Share, the holder thereof shall be entitled to receive a cash payment therefor in accordance with the provisions of the Agreement of Merger. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by this Agreement.

         Section 1.3. EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of an outstanding certificate or certificates for Bank Common Shares converted to Bancshares Common Shares shall be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Bank Common Shares shall have been converted and, if applicable, a cash payment in lieu of any fractional share determined in accordance with the Agreement of Merger. In order to effect such surrender and exchange, each such holder of Bank Common Shares shall surrender the outstanding certificate(s) therefor to Bancshares' designated exchange agent (the "Exchange Agent"), duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). In the event of a lost certificate, the Bank shareholder shall provide in lieu of the lost certificate an affidavit and a bond as required by Bank's Code of Regulations. Pending such surrender and exchange, such


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holder's certificate(s) for Bank Common Shares shall be deemed, for all corporate purposes (other than as set forth in Section 1.4 of this Agreement), to evidence the number of whole Bancshares Common Shares into which such Bank Common Shares shall have been converted by the Share Exchange. The Exchange Agent shall, upon receipt of the duly endorsed Bank certificate or certificate with a duly endorsed separate assignment, issue the Bancshares' Common Shares certificate to the surrendering Bank certificate holder, together with any cash payment in lieu of fractional shares, as applicable.

         Section 1.4. PAYMENT OF DIVIDENDS. Unless and until any such outstanding certificate(s) for Bank Common Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificate(s). Upon the surrender of the Bank Common Share certificate(s), Bancshares shall pay to the record holder of Bancshares Common Shares issued in exchange therefor, the amount of dividends, if any, but without interest, that have theretofore become payable to such record holder.

         Section 1.5. CHANGES IN BANCSHARES COMMON SHARES. If, during the interim period between the date of this Agreement and the Closing Date, the shares of Bancshares Common Shares shall be changed into a different number of shares or a different class or a different type of security by reason of any reclassification, recapitalization, pro rata rights offering, subdivision, split, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such interim period, the Share Exchange shall be adjusted appropriately to preserve the aggregate consideration to be exchanged for the Bank Common Shares.



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                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES BY BANCSHARES AND CITIZENS
            ---------------------------------------------------------

         Bancshares and Citizens, as applicable, hereby represent and warrant to Bank that the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date (as hereinafter defined):

         Section 2.1. DUE ORGANIZATION AND GOOD STANDING. Bancshares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. Citizens is a corporation duly organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged.

         Section 2.2. AUTHORITY FOR TRANSACTION. The execution and performance of this Agreement and the Agreement of Merger by Bancshares and Citizens and their delivery to Bank have been duly authorized by all requisite corporate action (including, with respect to the Agreement of Merger, approval by Bancshares as the sole shareholder of Citizens) and are valid and binding upon Bancshares and Citizens, subject to receipt of required regulatory approvals and satisfaction of the other conditions contained herein and therein.

         Section 2.3. BANCSHARES COMMON SHARES TO BE ISSUED. The Bancshares Common Shares to be issued to Bank shareholders pursuant to the Agreement of Merger, when so issued, will have been duly authorized and validly issued by Bancshares and will be fully paid and nonassessable.


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         Section 2.4.      BANCSHARES COMMON SHARES OUTSTANDING.

            (a) STOCK. The authorized capital stock of Bancshares consists of
(i) 12,000,000 Bancshares Common Shares, without par value, of which 5,897,540 shares are issued and outstanding and 2,250 shares are held in the treasury and
(ii) 200,000 serial preferred shares, par value $10.00 per share, none of which are issued and outstanding and none of which are held in the treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable.

            (b) OPTIONS AND OTHER SECURITIES. Except as set forth in Schedule 2.4(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bancshares Common Shares have been authorized, granted or entered into by Bancshares. Other than as set forth in Section 2.4(a), there are no Bancshares debt or equity securities authorized or outstanding.

         Section 2.5. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. Bancshares has furnished to Bank (a) consolidated balance sheets of Bancshares and its subsidiaries as of December 31, 1995 and 1996, respectively, and consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for the years ended December 31, 1994, 1995 and 1996, respectively, all as certified by Crowe, Chizek and Company LLP, Bancshares' independent auditors, and (b) unaudited consolidated balance sheets and income statements of Bancshares and its subsidiaries for the periods ended March 31, 1997 and June 30, 1997. The aforesaid financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Bancshares as of the dates thereof and for the periods covered thereby. Since December 31, 1996, there has not been any material adverse change in the financial condition, results of operations, assets, or business of Bancshares and its subsidiaries taken as a whole.



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         Section 2.6. ABSENCE OF CONFLICTS. To the best of Bancshares' and
Citizens' knowledge, neither the execution, performance or delivery of this Agreement or the Agreement of Merger by Bancshares or Citizens, respectively, nor the consummation of the transactions contemplated hereby or thereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other material contract, license or other agreement to which Bancshares or Citizens is a party or to which any of their respective properties is subject or will result in a breach of Bancshares' or Citizens' Articles of Incorporation or Regulations.

         Section 2.7. BROKERAGE AND FINDER'S FEES. Bancshares has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

         Section 2.8. COMPLIANCE WITH SECURITIES LAWS. Bancshares has delivered to Bank true and correct copies of its Form 10-K (Annual Report) for the year ended December 31, 1996, and its Forms 10-Q (Quarterly Report) for the quarters ended March 31, 1997 and June 30, 1997, as filed with the SEC, all of which were prepared and filed in accordance with the applicable requirements and regulations of the SEC. Bancshares has also delivered to Bank true and correct copies of all documents and reports filed by Bancshares with the SEC pursuant to the Exchange Act since January 1, 1996 (the "Bancshares Reports"). Bancshares has filed and will continue to file all reports and other documents required to be filed with the SEC pursuant to the Exchange Act in a timely manner. All of the Bancshares Reports complied in all material respects with the Act and did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. To the best of its knowledge, Bancshares is in


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compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement and the Agreement of Merger. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES BY BANK
                     --------------------------------------

         Bank hereby represents and warrants to Bancshares and Citizens that, except to the extent set forth in the Disclosure Schedule delivered to Bancshares and Citizens at the signing of this Agreement, which is attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:

         Section 3.1. OUTSTANDING SECURITIES.

            (a) STOCK. The authorized capital stock of Bank consists solely of 75,000 Bank Common Shares, par value $10.00 per share, of which 75,000 shares are issued and outstanding and none are held in the treasury. Each outstanding Bank Common Share is duly authorized, validly issued, fully paid, and nonassessable.

            (b) OPTIONS AND OTHER SECURITIES. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bank Common Shares have been authorized, granted or entered into by Bank. Other than as set forth in Section 3.1(a), there are no Bank debt or equity securities authorized or outstanding. Bank does not have, nor will it have at any time from the execution of this Agreement through the time of Closing (as hereinafter defined), any obligations or commitments related to the Common Shares which may require or permit Bank to issue or change the number of its issued or authorized Common Shares.

         Section 3.2. DUE ORGANIZATION AND GOOD STANDING. Bank is a corporation duly


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organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged. Bank does not have any subsidiaries or affiliates (as such term is defined under Rule 405 of the Securities Act of 1933, as amended).

         Section 3.3. AUTHORITY FOR TRANSACTION. The execution of this Agreement and the Agreement of Merger by Bank and their delivery to Bancshares and Citizens have been authorized by all requisite corporate action, other than approval by Bank shareholders. When this Agreement and the Agreement of Merger shall be approved and adopted in accordance with law by the Bank shareholders, no further corporate action will be necessary on the part of Bank to make them valid and binding upon Bank.

         Section 3.4. ABSENCE OF CONFLICTS. Neither the execution, delivery or performance of this Agreement or the Agreement of Merger by Bank, nor the consummation of the transactions contemplated hereby or thereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other material contract, license or other agreement to which Bank is a party or to which any of its properties is subject or will result in a breach of Bank's Articles of Incorporation or Code of Regulations.

         Section 3.5. FINANCIAL STATEMENTS. Bank has delivered to Bancshares (a) consolidated financial statements for each of the fiscal years ended December 31, 1993, 1994, 1995 and 1996, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by Crowe, Chizek and Company LLP, Bank's independent auditors, and (b) unaudited consolidated financial statements for the interim periods ended March 31, 1997 and June 30, 1997, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with


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generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Bank as of the dates thereof and the results of operations and cash flows for the periods indicated.

         Section 3.6. TITLE TO ASSETS. Bank has good and marketable title in and to all of its assets, free and clear of any mortgage, conditional sale agreement, security interest, lease, pledge, hypothecation, lien or other encumbrance. All buildings and other structures material to Bank's business conform with all applicable ordinances, codes and regulations.

         Section 3.7. CONDITION OF ASSETS. All of the assets necessary for the conduct of the business (whether real or personal, owned or leased) of Bank have been well maintained and are in normal operating condition, free from defects other than normal wear and tear and such minor defects as do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.8. CONTRACTS. All contracts and commitments (whether written or oral) that may have a material effect on the business of Bank are disclosed on the Disclosure Schedules and copies of any such written contracts or commitments have been provided to Bancshares. All contracts and commitments for the lease or purchase of equipment or services have been entered into on an arm's length basis.

         Section 3.9. INSURANCE OF DEPOSITS. The deposits of Bank are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). Bank has paid all assessments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

         Section 3.10. LOANS AND INVESTMENTS. The reserves for possible loan losses on the outstanding loans of Bank, as reflected in the balance sheets of Bank as of December 31, 1996 (the "1996 Balance Sheet") and as of the Closing Date are, or will be, as the case may be, adequate to absorb all known and anticipated loan losses in the loan portfolio of Bank (net of recoveries relating to loans previously charged off). In addition, the reserves for possible loan


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losses on the outstanding loans of Bank, as reflected in the balance sheet of
Bank as of the Closing Date, will be in amount(s) that, as a percentage of the Bank's loans, are at least equal to the reserves set forth on the 1996 Balance Sheet. Except as set forth in the Disclosure Schedule, there are no loans of Bank, the present principal balance of which is in excess of $10,000, that have been classified orally or in writing by bank examiners (regulatory or internal) as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of the last examination date (which shall include the date on which any examination prior to the Effective Time). Each loan in the principal amount of $2,500 or greater reflected as an asset of Bank in the 1996 Balance Sheet or acquired by Bank since December 31, 1996, is the legal, valid and binding obligation of the obligor and any guarantor named therein, and no such loan is subject to any defense, offset or counterclaim. Except for pledges to secure public and trust deposits, none of the investments reflected in the 1996 Balance Sheet under the heading "Investment Securities," and, except as set forth on the Disclosure Schedule, none of the investments made by Bank since December 31, 1996, is subject to any restriction, whether contractual or statutory, which impairs the ability of Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Bank is a party, Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in the Disclosure Schedule, and except for transactions aggregating less than $1,000, Bank has not sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or any other person has the right, either conditionally or absolutely, to require Bank to repurchase or otherwise re-acquire any such assets.

         Section 3.11. LARGE DEPOSITS. Prior to the Closing, Bank will have provided Bancshares and Citizens with a list of all certificates of deposit or checking, savings or other deposits and a


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list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of Bank and their affiliates as of the last day of the calendar month immediately prior to the Closing. In addition, Bank shall provide Bancshares and Citizens with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $25,000 and (ii) all customers with aggregate deposits in excess of $50,000.

         Section 3.12. INSURANCE POLICIES. The Disclosure Schedule contains a list and a brief description of all insurance policies currently in force with respect to Bank. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. The Disclosure Schedule also contains a description of all claims in excess of $1,000 currently pending under such insurance policies, together with a list of all other claims in excess of $1,000 which have been filed during the last three
(3) years and a description of the disposition thereof.

         Section 3.13. EMPLOYMENT CONTRACTS AND EMPLOYEE BENEFIT PLANS. The Disclosure Schedule contains a complete list of each employee contract, bonus, savings, profit sharing, stock bonus, consulting, pension, retirement, insurance, severance or any union or collective bargaining agreements or any contract or agreement with any labor organization and other similar, analogous or related arrangement or plan, written or oral, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (all of the foregoing hereinafter collectively referred to as the "Plans") with respect to any one or more employees of Bank. To the extent Plans have been reduced to writing, complete and accurate copies of all such Plans have been delivered to Bancshares. Each oral Plan, if any, has been accurately described in the Disclosure Schedule. A complete list (as of August 1, 1997) of all employees of Bank, their respective dates of hire, cash compensation, compensation pursuant to participation in each of the Plans and the amount of any indebtedness to Bank has been delivered to Bancshares. On or


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before the Closing Date, the Bank shall fully accrue for all amounts payable under any of the Plans. Bank has also delivered to Bancshares a list of all employees who are currently entitled to perquisites (including, but not limited to, automobiles and club memberships) as well as a brief description of each such perquisite. Since the date of such list, no employment contract or Plan has been instituted, agreed to, or changed by Bank, nor has there been any increase in the compensation payable or to become payable by Bank to any employee, whose total compensation for services rendered currently exceeds $15,000.00 annually, except with respect to certain merit increases set forth on the Disclosure Schedule which will be given by Bank on or before December 31, 1997.

         Section 3.14. COMPLIANCE OF EMPLOYEE BENEFIT PLANS WITH ERISA AND INTERNAL REVENUE CODE. Bank hereby represents and warrants that:

            (a) The Disclosure Schedule contains a complete list of all of Bank's retirement plans subject to ERISA and the Code (each such plan being referred to individually as a "Pension Plan" and collectively, as the "Pension Plans".

            (1) A complete copy of each Pension Plan (including all amendments thereto) and all related documents, including without limitation, trust agreements, annuity contracts, insurance contracts, investment management agreements, indemnification agreements, collective bargaining agreements; forms of application, other forms and notices used in the administration of the plan, and summary plan descriptions, have been delivered to Bancshares;

            (2) Each of the Pension Plans, from its inception, has been determined by the Internal Revenue Service ("IRS") to be qualified under
      Section 401(a) of the Code and, to the best of Bank's knowledge, has been administered in all respects in accordance with Sections 401, 402(f), 410, 411, 414, 415, 416, and 417 and the regulations and rulings issued thereunder; and, to the best of Bank's knowledge, nothing has occurred prior to the Closing that could reasonably be expected to cause the IRS to revoke such determination, or that would adversely affect the continued qualified status of such plan under Section 401(a) of the Code;

            (3) Each trust established in connection with a Pension Plan, from its inception, has been determined to be exempt from federal income tax under Section 501(a) of the Code and no facts or circumstances exist that could adversely affect the continuing tax-exempt status of such trust, or subject any such trust to a tax on unrelated business income under the Code;

            (4) Bank has caused to be delivered to Bancshares prior to the date hereof,


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      with respect to each Pension Plan: (i) a true and complete copy of each determination letter and ruling issued by IRS, (ii) all applications for determination letters filed with IRS after December 31, 1987, (iii) all applications for rulings filed with IRS, and (iv) all correspondence to or from the IRS relating to such application and relating to any audit of the plan by IRS;

            (5) To the best of Bank's knowledge, each Pension Plan has been administered in accordance with its terms and in compliance with ERISA, the Code federal and state securities laws, and ADEA and the applicable regulations and rulings of the U.S. Department of Labor ("DOL"), the Internal Revenue Service ("IRS"), the Pension Benefit Guaranty Corporation ("PBGC"), the Equal Employment Opportunity Commission ("EEOC") and the Securities and Exchange Commission ("SEC"); and Bank has caused to be delivered to Bancshares prior to the date hereof, a true and complete copy of all correspondence to or from the DOL, the IRS, the EEOC, the PBGC (including, without limitation, all notices of reportable events under Section 4043 of ERISA) and the SEC concerning each Pension Plan;

            (6) Complete Annual Reports (Form 5500 series) have been properly filed when due each year for each Pension Plan, and Bank has caused to be delivered to Bancshares prior to the date hereof, true and complete copies of such Annual Reports and of financial statements (audited and unaudited) for each Pension Plan for each of the last six (6) plan years ending prior to the Closing;

            (7) All contributions to the Pension Plans have been completely and timely made, have been fully deducted by Bank for income tax purposes, and, to the best of Bank's knowledge, have not been disallowed by any governmental entity;

            (8) All administration fees due in connection with the Pension Plans on or prior to the Closing Date have been, and will be, paid when due;

            (9) To the best of Bank's knowledge, any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to each Pension Plan have been appropriately given, other than the filing of Form 5310-A with the IRS with respect to the transfer of assets from the National City Savings and Investment Plan to the UniBank Retirement Savings and Investment Plan.

            (10) All accrued contributions for each Pension Plan for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to each Pension Plan prior to the Closing by Bank;

            (11) No action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of any Pension Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to any Pension Plan, fiduciary (as defined in ERISA page 3(21)) of any Pension Plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the Plan);

            (12) To the best of Bank's knowledge, there are no facts which would give rise


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      to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim;

            (13) No Pension Plan has a reportable event (as defined in ERISA page 4043) as to which a notice would be required to be filed with the PBGC; and

            (14) To the best of Bank's knowledge, there is no pending or threatened legal action, proceeding or investigation against or involving any Pension Plan and there is no basis for any legal action, proceeding or investigation.

            (15) No defined benefit pension plan, money purchase pension plan or Employee Stock Ownership Plan constitute a Pension Plan hereunder.

            (16) There is no defined benefit pension plan, no money purchase pension plan or no employee stock ownership plan which would constitute a Pension Plan as defined in section 3.14(h)(3).

            (b) All welfare plans of Bank are listed and identified on the Disclosure Schedule (individually hereinafter referred to as a "Welfare Plan" and, collectively, as the "Welfare Plans") and:

            (1) A complete copy of each Welfare Plan (including all amendments thereto) and all related documents, including without limitation, trust agreements, contracts, insurance policies, funding or rate stabilization agreements, investment management agreements, indemnification agreements, collective bargaining agreements, forms of application, other forms and notices used in the administration of the plan, and summary plan descriptions, have been delivered to Bancshares;

            (2) The Disclosure Schedule contains lists identifying separately with respect to each Welfare Plan: (i) each employer that has sponsored the plan at any time, (ii) the categories of employees, dependents and beneficiaries who are covered by the plan, (iii) each present or former employee of Bank or of any prior employer-sponsor of the Plan who is receiving or has a right to receive present or future benefits from the Plan, his dependents who are eligible for present or future benefits from the Plan and, in each case, the amount and type of such benefits, and (iv) beneficiaries of deceased participants in the Plan who are receiving or have the right to receive present or future benefits from the Plan and the amount and type of such benefits;

            (3) No Welfare Plan is funded through a voluntary employee's beneficiary association (as referred to in Section 501(c)(9) of the Code) or through a trust. No welfare benefit fund (as defined in Section 419(e) of the Code) has been established or maintained with respect to any Welfare Plan;

            (4) To the best of Bank's knowledge, each Welfare Plan has been administered in accordance with its terms and in compliance with ERISA, the Code and the ADEA and the applicable regulations and rulings of the DOL, the EEOC and the IRS, including but not limited to provisions of ERISA and the Code relating to the COBRA continuation requirements set forth in Sections 601 through 609 and Sections 701 and 702 of ERISA and
      Section 4980B of the Code; Bank has caused to be delivered to Bancshares prior to the date hereof, a true and complete copy of all correspondence to or from the DOL, the EEOC and the IRS concerning each Welfare Plan; and each Welfare Plan has been operated in compliance with all agreements and policies of any insurance company which is providing benefits thereunder pursuant to an agreement with Bank;

            (5) Complete Annual Reports (Form 5500 series) have been properly filed when due each year for each Welfare Plan for which such reports are required, and Bank has caused to be delivered to Bancshares prior to the date hereof, true and complete copies of such Annual Reports and of all such financial statements (audited and unaudited) for each Welfare Plan for each of the last six (6) plan years ending prior to the Closing;

            (6) Each Welfare Plan is now and has been established in writing.

            (c) Bank has not at any time contributed or had an obligation to contribute to any "multiemployer plan" (as defined in section 4001(a)(3) of ERISA). Bank has not incurred any liability for a withdrawal or partial withdrawal from a multiemployer plan.

            (d) Bank has no liability arising under Title IV of ERISA (i) attributable to the termination or partial termination on or before the Closing Date of any "single employer plan" (as defined in Section 4001(a)(15) of ERISA), or (ii) for any unpaid premiums under Section 4007 of ERISA. In addition, the PBGC has not instituted or threatened to institute a proceeding to terminate any Pension Plan pursuant to ERISA.

            (e) To the best of Bank's knowledge, neither Bank nor any administrator or fiduciary of any Employee Benefit Plan (i) has engaged in a transaction with respect to any Bank Employee Benefit Plan that is prohibited under Section 406 of ERISA or Section 4975 of the Code, or (ii) participated in any breach of fiduciary duty to any Bank Employee Benefit Plan. No assets of any Pension Plan are (i) invested in any security or obligation of Bank other than 880 shares of UniBank Stock, or (ii) invested in the real or personal property used by Bank. To the best of Bank's knowledge, neither Bank nor any of its current directors, current officers, current employees or any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Pension Plan.

            (f) To the best of Bank's knowledge, no tax has been imposed on Bank under Section 4980B of the Code, nor will any such tax be imposed in the future as a result of any failure of Bank to satisfy the continuing coverage requirements of 4980B(f) of the Code with respect to any "qualifying event" (as defined in such Section 4980B) that shall have occurred on or before the Closing Date.

            (g) To the best of Bank's knowledge, neither Bank nor the administrator of any Bank Employee Benefit Plan ("Administrator") has incurred any liability for taxes, fines or penalties, including joint and several liability, under any of the provisions of the Code or ERISA, listed in paragraph
(1) or (2), below, or liability under Section 409 of ERISA for breach of fiduciary duty with respect to any Bank Employee Benefit Plan, nor will any such liability be imposed on Bank or any Administrator at any time under such Section of the Code or ERISA as a result of (i) facts or circumstances existing on the Closing Date; or (ii) any action or failure to act or violation of any requirements, standards, restrictions or limitation of the Code or ERISA by Bank or the Administrator on or before the Closing Date:

            (1)   Code Sections 4971, 4972, 4975, 4976, 4977, 4978, 4979, 4980,
                  5000, 6652(d), (e), (g), (h) and (i), 6690, 6692 and 6693, and
                  6074.

            (2)   ERISA Sections 502(c), 502(i) and 4302.

            (i)   As used in this Section 3.14:

            (1) The term "ADEA" means the federal Age Discrimination in Employment Act and any state law prohibiting discrimination on account of age.

            (2) The term "CODE" refers to both the Internal Revenue Code of 1954 and the Internal Revenue Code of 1986, as amended unless otherwise specified.

            (3) The term "BANK EMPLOYEE BENEFIT PLAN" means any present or prior (including terminated and transferred) "employee benefit plan" (as defined in Section 3(3) of ERISA) that, on or before the Closing Date, is or has been sponsored or maintained by Bank or to which Bank has contributed or have had an obligation to contribute. The term "BANK PENSION PLAN" means any present or prior (including terminated and transferred) "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that, on or before the Closing, is or has been sponsored or maintained by Bank or to which Bank contributed or has had an obligation to contribute (including, in addition to tax-qualified plans, all other plans of deferred compensation and all severance pay plans). The term "BANK WELFARE PLAN" means any present or prior (including terminated and transferred) "employee welfare benefit plan" (as defined in Section

3(1) of ERISA) and any other fringe benefit, incentive compensation, bonus or executive compensation plan, program, agreement, method of compensation, or arrangement (other than a Pension Plan or a multiemployer plan within the meaning of Section 3(37) of ERISA) that, on or before the Closing Date, is or has been sponsored or maintained by Bank, or to which Bank has contributed or has had an obligation to contribute.

            (4) The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            (5) The term "FIDUCIARY" shall mean any person defined in Section 3(21) of ERISA.

         Section 3.15. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the 1996 Balance Sheet or in the notes thereto, and except as set forth on the Disclosure Schedule, as of the date of such Balance Sheet, the Bank has no liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent or otherwise, in excess of $10,000.

         Section 3.16. ABSENCE OF ADVERSE CHANGE. Since December 31, 1996, except as set forth on the Disclosure Schedule, there has been no change in or to Bank's business, operations, financial position, earnings, prospects, liabilities, or relationships with suppliers, service companies or customers, which would materially and adversely affect the financial condition, results of operations, assets, or business of Bank.

         Section 3.17. ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, Bank has not (a) paid or declared payable any distribution of cash or any other asset to any shareholder, in the nature of a dividend (except as otherwise permitted pursuant to Section 5.9 hereof), in redemption, or as the purchase price of any of its capital stock, or in discharge or cancellation, whether in part or in whole, of any indebtedness owing to any shareholder; (b) made any changes in its lending policies, except for the most recent change in rates of interest which is set forth on the Disclosure Schedule; (c) made any purchase, redemption, retirement, sale, issuance, or other acquisition of any stock, notes, or other securities other than in the ordinary course of business and consistent with past practices; provided however that after the date hereof, there shall be no acquisition of notes or securities with maturities greater than twelve (12) months or in excess of $100,000 per note or security; or (d) entered into any transaction other than in the ordinary course of business and consistent with past practices, including, but not necessarily limited to, any transaction relating to the (i) borrowing of money; (ii) purchase, lease (as lessor or lessee), sale or encumbering of assets or properties with a book value in excess of $2,500; (iii) cancellation, termination, amendment, or waiver of any material agreement or of any rights or claims arising thereunder or otherwise; or (iv) payment or accrual of bonuses or special compensation of any kind (including payments made pursuant to any employment or severance agreement), except for officer and employee bonuses and a holiday party payable prior to the Closing Date in an aggregate amount not to exceed $137,000, or an increase in the rate of any and all other forms of compensation payable to officers, directors, employees, agents, or independent contractors, except as listed on the Disclosure Schedules.

         Section 3.18. TAXES. Bank has (i) timely filed all tax returns, schedules, and declarations required to be filed on or before the date of this Agreement by any jurisdiction to which they are or have been subject; (ii) timely paid in full all taxes due, and all taxes claimed to be due, by each such jurisdiction, and any interest and penalties with respect thereto, subject to audit by the taxing authorities of such jurisdiction, and timely made any deposits of tax required by taxing jurisdictions; (iii) fully accrued on Bank's balance sheet all taxes for any period that are not yet due; and (iv) made timely payments of the taxes required to be deducted and withheld from the wages paid to their employees. Bank has delivered to Bancshares copies of their federal and state tax returns for their taxable years beginning in calendar years 1989 through 1996, inclusive, as well as for any other "open years." All federal, state, local, and other tax returns, schedules, and declarations filed by Bank correctly reflects in all material respects the matters required to be reported therein, including where appropriate income, expense, deductions, credits, loss carryovers, and taxes due of Bank and have not been amended. The most recent taxable year for which the statute of limitations for the assessment and collection of federal income tax has expired is the fiscal year ended December 31, 1993. Bank has not agreed to any extension that has not expired by its terms of the period or periods of limitation for which any assessment of taxes may be made by the Internal Revenue Service. Bank has no knowledge that an audit of any of their federal income tax returns is in progress and have no reason to believe that any such audit is contemplated. There are no other pending controversies, nor claims that have been asserted or that Bank has reasonable basis to anticipate will be asserted, with respect to taxes or assessments in the nature of taxes of Bank by any federal, state, county, local, or other governmental agency.

         Section 3.19. COMPLIANCE WITH LAWS; LICENSES. Bank is not engaged in or a party to, nor does it have any basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum. Bank has not been charged with nor is it under investigation with respect to, and Bank has no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Bank. There is no litigation, proceeding, or governmental investigation pending or threatened (or which Bank has any basis to anticipate) which relates to any of the transactions contemplated by this Agreement or the Agreement of Merger. Bank has responded to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Bank possesses all licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Bank's banking business without material interference or interruption.

         Section 3.20. NO FINDER'S FEES. Except for Danielson Associates, Inc., Bank has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

         Section 3.21. AUTHORIZATION FOR THIS AGREEMENT. Other than as contemplated in Articles VI and VII hereof, no authorization, approval, or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Bank of the transactions contemplated by this Agreement.

         Section 3.22. BOARD APPROVAL; SUBMISSION TO SHAREHOLDERS. The board of directors of Bank has duly approved this Agreement and the Agreement of Merger, and will direct that this Agreement and the Agreement of Merger be submitted to a vote of Bank's shareholders at a special meeting of shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Code of Regulations of Bank.

         Section 3.23. CERTAIN TRANSACTIONS. Except as set forth in the Disclosure Schedule, Bank has no business relationships, business transactions or indebtedness with or to any of its Related Persons, its officers or directors, or any of such officers' or directors' Related Persons. For the purposes of this Section 3.23, "Related Person" shall mean, with respect to a particular individual, (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "Related Person" shall mean (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the definition of "Related Person," (A) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, (B) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, and (C) "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental entity.

         Section 3.24. NO VIOLATION OF ENVIRONMENTAL LAWS. To the best of the Bank's knowledge, the business as currently being conducted by Bank and all real property in which Bank has an interest, complies in all material respects with any applicable law or regulation relating to air, water, or noise pollution or the production, storage, treatment, labeling, transportation, or disposition of wastes or hazardous or toxic substances or waste materials.

         Section 3.25. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Bank in this Agreement or any document, statement, certificate, schedule, or exhibit furnished or to be furnished to Bancshares or Citizens by or on behalf of Bank pursuant hereto contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make the statements of facts contained therein not misleading.

                                   ARTICLE IV

                      COVENANTS OF BANCSHARES AND CITIZENS
                      ------------------------------------

         Bancshares and Citizens, as applicable, covenant and agree with Bank as follows:

         Section 4.1. NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of Bank, neither Bancshares nor Citizens will do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article II of this Agreement to be breached.

         Section 4.2. INFORMATION REGARDING BANCSHARES. Bancshares shall furnish to Bank all information concerning Bancshares and its subsidiaries required by applicable securities or corporation laws to be set forth in the proxy materials required to be delivered by Bank to its shareholders in connection with this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby.

         Section 4.3. CORRECTION OF INFORMATION. Bancshares shall promptly correct and supplement any information furnished under this Agreement to Bank so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         Section 4.4. CONSENTS. Bancshares and Citizens shall use their respective best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         Section 4.5. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Bancshares will confer with the representatives of Bank and will furnish to Bank either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bank will be permitted to make copies of) and such other information as Bank may reasonably request. Bancshares will confer with representatives of Danielson Associates, Inc. ("Danielson"), will cooperate to the fullest extent reasonably possible with Danielson, and will furnish such records, documents, memoranda and all such other information as Danielson may reasonably request in order for Danielson to prepare and provide a "fairness opinion".

         Section 4.6. DIRECTOR NOMINEE. One member of Bank's Board of Directors, namely, H. Lee Kinney, shall be nominated to serve on the Board of Directors of
(i) Bancshares for a one (1) year term at the first annual meeting of shareholders which occurs after the Effective Time ("Annual Meeting"), which is anticipated to be the March/April, 1998 meeting and (ii) Citizens for a one (1) year term at the organizational meeting following the Annual Meeting. Thereafter, management of Bancshares and Citizens shall cause the Nominating Committees of Bancshares and Citizens to consider Mr. Kinney's nomination for further terms as a director, subject to applicable qualification criteria, retirement policies, etc. from time to time utilized by such committees.

         Section 4.7. ADVISORY BOARD. The members of the Board of Directors of Bank will be given the opportunity to serve on the Jefferson County Advisory Board of Citizens.

         Section 4.8. OPPORTUNITY OF EMPLOYMENT; BENEFITS AND TRAINING. Bancshares shall offer the existing full-time employees of Bank the opportunity to become employees of Citizens or one of Bancshares' other affiliates, on the Closing Date, for a minimum period of six (6) months. All such employees shall receive a salary equal in amount to that salary received by them immediately prior to the Closing Date, and all existing officers of Bank shall be offered the opportunity to become an officer of Citizens or one of Bancshares' other affiliates.

         Bancshares shall offer the existing part-time employees of Bank the opportunity to become part-time employees of Citizens or one of Bancshares' other affiliates, on the Closing Date, for a minimum period of six (6) months (such part-time employees, together with existing full-time employees of Bank offered the opportunity to become employees of Citizens or one of Bancshares' other affiliates, collectively known as "Citizens Employees"). All such part-time employees shall earn an hourly wage equal in amount to that wage earned by the employee immediately prior to the Closing Date; provided, however, that Bancshares may determine in its sole discretion the number of hours that the part-time employee shall be scheduled to work.

         All Bank employees who become Citizens Employees shall have their years of service with Bank and its predecessors credited for eligibility and vesting purposes, but not for accrual of benefit purposes, under all Bancshares' employee pension benefit plans (as defined in Section 3(2) of ERISA), except with respect to Bancshares' ESOP plan.

         It is understood and agreed that nothing in this Section 4.8 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision.

         As soon as practicable after the Closing (and provided that the merger of the account balances in the National City Savings and Investment Plan with respect to the 16 National City Bank employees hired by Bancshares into the UniBank Retirement, Savings and Investment Trust shall have been completed), Bancshares, at its option, shall do one of the following with respect to the UniBank Retirement, Savings & Investment Plan and Trust ("Savings Plan"):

         (a) Terminate the Savings Plan;

         (b) Freeze the Savings Plan, provided that the cost of plan administration shall be borne by each plan participant on a pro rata basis; or

         (c) Merge the Savings Plan assets (after all of the assets have been liquidated, including the 880 shares of UniBank stock owned by the Savings Plan) into the Citizens Bancshares Profit-Sharing Trust.

         Section 4.9. ADDITIONAL COVENANTS. Except as otherwise contemplated by this

Agreement, Bancshares covenants and agrees:

            (a) to deliver to Bank all forms 10-K, 10-Q and 8-K filed for periods ending in the interim period between the date of this Agreement and the Closing Date within seven (7) days after the filing of each such report with the SEC;

            (b) to promptly advise Bank of any material adverse change occurring during the interim period between the date of this Agreement and the Closing Date in the financial conditions, assets, business or operations of Bancshares or any of its subsidiaries, or any material changes or inaccuracies in data provided to Bank pursuant to this Agreement.

         Section 4.10. SURVIVAL OF COVENANTS. The covenants made by Bancshares or Citizens, as the case may be, in Sections 4.6, 4.7 and 4.8 shall survive for a period of six (6) months from the date of consummation of the Merger.

                                    ARTICLE V

                                COVENANTS OF BANK
                                -----------------

         Bank covenants and agrees with Bancshares and Citizens as follows:

         Section 5.1. CARRY ON BUSINESS IN NORMAL MANNER. From the date of this Agreement to the Closing Date, Bank will carry on its business in substantially the same manner as heretofore and, without the written consent of Bancshares, Bank will not (a) do any of the things which its represents and warrants herein have not been done since December 31, 1996 or the date hereof, as the case may be, except as necessary to carry out this Agreement on the part of Bank; (b) engage in any transaction which would be inconsistent with any other representation or warranty of Bank set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such transaction; (c) engage in any lending activities other than in the ordinary course of business consistent with past practice; (d) make any 1-4 family unit residential real estate loans in excess of $75,000 to any borrower;
(e) make any consumer installment or construction loans in excess of $35,000 to any borrower; (f) extend any equity lines of credit in excess of $50,000 to any borrower; (g) make any commercial loans in excess of $100,000 to any borrower (taking into account existing borrowings but not including renewals); or (h) hire any new full-time employees. Bancshares shall respond to any request for Bancshares' consent with respect to any of the above-listed items within 24 hours of the request. Bank also agrees to use its best efforts to keep its business organizations intact, to keep available the services of its present employees, and to preserve the goodwill of its customers, suppliers, and others having business relations with them.

         Section 5.2. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, Bank will afford to the representatives of Bancshares, including its counsel and auditors, during normal business hours, full access to any and all assets of, or information with respect to, Bank to the end that Bancshares may have full opportunity to make such investigation, in advance of the Closing Date, as it shall reasonably desire in order to effectuate the purposes of this Agreement. To the extent reasonable under the circumstances, the officers of Bank will confer with the representatives of Bancshares and will furnish to Bancshares either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bancshares will be permitted to make copies of) and such other information as Bancshares may reasonably request.

         Section 5.3. CONSENTS. Bank shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         Section 5.4. INSURANCE COVERAGE. Bank shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

         Section 5.5. COMPLIANCE WITH SECURITIES LAWS. Bank shall cooperate with Bancshares in doing all things necessary to comply with the state and federal securities laws applicable to the transactions contemplated by this Agreement.

         Section 5.6. SHAREHOLDERS' MEETING. As soon as the Registration Statement described in Section 7.1 hereof shall have become effective, Bank shall promptly take all actions necessary under applicable law to convene a shareholders' meeting at the earliest practicable date for the purpose of adopting and approving this Agreement and the Agreement of Merger. Bank agrees to use its best efforts to encourage the requisite favorable vote of the Bank shareholders with respect to this Agreement and the Agreement of Merger.

         Section 5.7. CORRECTION OF INFORMATION. Bank shall promptly correct and supplement any information furnished under this Agreement to Bancshares so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         Section 5.8. OTHER OFFERS. On and after the date hereof, except with the written consent of Bancshares, Bank shall not directly or indirectly solicit or encourage (nor shall Bank permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Bank or for the acquisition of the shares or all or substantially all of the assets or business of Bank, or discuss with or enter into conversations with any person, other than Bank shareholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the Share Exchange with Bancshares. Bank will promptly notify Bancshares orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

         In order to induce Bancshares to enter into this Agreement and incur the substantial expenses involved in effectuating the transactions contemplated herein, Bank agrees and does hereby promise to pay to Bancshares the sum of $500,000, upon Bancshares' demand therefor, in the event that the Bank shareholders fail, within 12 months of the date of this Agreement, to approve this Agreement or the Agreement of Merger as a result of the decision of the Bank's Board of Directors to entertain offers from and negotiate with a bona fide offeree other than Bancshares.

         Section 5.9. DIVIDENDS. On and after the date hereof, Bank shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than (i) regular quarterly cash dividends in an amount not to exceed the amount paid per share of Bank Common Share for the same quarter during 1996 and (ii) a special year-end cash dividend in the amount not to exceed the special year-end cash dividend paid in 1996. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any quarter, there shall not be a payment of both a Bancshares and Bank dividend. The parties further agree that if the Closing Date is at the end of a fiscal quarter, then they will cooperate to assure that the Bank shareholders receive the dividend, if any, declared by Bank rather than the dividend for that quarter, if any, declared by Bancshares.

         Section 5.10. PROVISION FOR POSSIBLE LOAN LOSSES. For each of the months of September through the month in which the Closing Date shall occur, Bank shall take a provision in the amount of $25,000 for loan losses on the outstanding loans of Bank and will add that same amount to the reserves for possible loan losses on the outstanding loans of Bank.

                                   ARTICLE VI

                JOINT COVENANTS OF BANK, BANCSHARES AND CITIZENS
                ------------------------------------------------

         Section 6.1. CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement and the Agreements of Merger, all information (collectively, the "Information") received by each of Bank, Bancshares and Citizens pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section 6.1 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus (the"Proxy/Prospectus") to be sent to the shareholders of Bank under Section 7.1 hereafter. Bank, Bancshares and Citizens agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement and the Agreement of Merger. Bank, Bancshares, and Citizens agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Bank, Bancshares or Citizens, as the case may be, to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Bank contained in this Section 6.1 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, Bank, Bancshares and Citizens agree to return all copies of the Information provided to the other promptly.

         Section 6.2. REGULATORY APPROVALS. As promptly as possible after the date hereof, each of Bancshares, Citizens and Bank shall use its best efforts, separately and jointly with the other parties, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the Share Exchange, including without limitation the approval of the Federal Reserve Board, the Superintendent of the Division of Financial Institutions and the Ohio Secretary of State and shall do any and all acts and things reasonably necessary or advisable in order to cause the Share Exchange to be completed on the terms provided in this Agreement and the Agreement of Merger as soon as reasonably practicable thereafter.

         Section 6.3. ANNOUNCEMENTS. Except as may be required by law or as otherwise contemplated herein, no party shall make any public announcements or filing or disclosure to third parties of the transaction contemplated herein or the other party's involvement therein without the prior written approval of the other party. The restrictions contained in this Section shall not apply to disclosures made by either party to its stockholders, suppliers or customers to the extent appropriate to consummate the transactions contemplated by this Agreement. Each party shall endeavor to give the other at least one (1) business day's prior notice of announcements to the public, which notice shall be accompanied by a copy of the text of the proposed disclosure.

                                   ARTICLE VII

                    REGISTRATION OF BANCSHARES COMMON SHARES
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                  --------------------------------------------

         Section 7.1. REGISTRATION STATEMENT. Bancshares and Bank acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Act") and Rule 145 thereunder. Bancshares agrees to prepare and file, as soon as practicable after the execution of this Agreement, a registration statement on Form S-4 (the "Registration Statement") under and pursuant to the provisions of the Act for the purposes of registering the Bancshares Common Shares to be issued in connection with the transactions contemplated hereby. Bank agrees to provide promptly to Bancshares, information concerning the business and financial condition and affairs of Bank as may be required or appropriate for inclusion in the Registration Statement and to cause its counsel and auditors to cooperate with Bancshares' counsel and auditors in the preparation of such Registration Statement. Bancshares agrees to use its best efforts to have such Registration Statement declared effective under the Act as soon as may be practicable, and Bank agrees to distribute the prospectus/proxy statement (to be prepared by and furnished at Bancshares' expense) contained in such Registration Statement (the "Prospectus/Proxy Statement") to Bank shareholders not less than ten (10) days prior to the scheduled meeting of Bank shareholders that will be held to consider approval of this Agreement and the Agreement of Merger. Except to the extent permitted by Rule 145(b), Bancshares and Bank agree not to publish any communication other than the Prospectus/Proxy Statement, in respect of this Agreement, the Agreement of Merger, or the transactions contemplated therein. Any communication by either party under Rule 145(b) will be made only upon the written approval of the other. Bancshares and Bank agree that, between the date the Registration Statement becomes effective and the Closing Date, they will keep each other advised on a current basis of material developments concerning their respective businesses, including any event which would cause the Prospectus/Proxy Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Bancshares shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Bancshares Common Shares by Bank shareholders who may be deemed to be affiliates of Bank, as such term is defined in Rule 145 promulgated under the Act (individually, an "Affiliate" and collectively, the "Affiliates").

         Section 7.2. AFFILIATES' CERTIFICATES. Each Affiliate of Bank shall furnish to Bancshares a letter representing that such Affiliate will not sell, assign, or transfer any of the Bancshares Common Shares received by such Affiliate as a result of the transactions contemplated by this Agreement, except pursuant to (a) registration under the Act or (b) a transaction permitted by Rule 145 under the Act, or (c) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to Bancshares, or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, the Bancshares Common Shares are not required to be registered under the Act; and in the event of sale or other disposition pursuant to Rule 145 such Affiliate will supply satisfactory evidence of compliance with such Rule to Bancshares. With respect to such representations, each Affiliate shall agree to hold harmless and indemnify Bancshares and Bancshares' officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities to which Bancshares or any officer or director of Bancshares may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations. Each Affiliate shall further agree that the certificate or certificates representing the Bancshares Common Shares issued to such Affiliate upon the consummation of the Share Exchange may bear the following restrictive legend:

            The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to
      (i) current registration under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or
      (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act.


         Bancshares covenants and agrees to remove the foregoing restrictive legend from the certificate or certificates representing the Bancshares Common Shares issued to an Affiliate and to cancel any stop order instructions with respect thereto upon receipt of advice from its counsel that such actions are appropriate under th then-existing circumstances.

         Section 7.3. BLUE SKY REGISTRATION. Bancshares shall, to the extent required by applicable state securities or "blue sky" laws, as promptly as practicable after the furnishing by Bank of all information regarding Bank required or desirable to be reflected therein, file with applicable state securities or blue sky administrators, and use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Bancshares Common Shares in connection with the Agreement of Merger.

         Section 7.4. SUPPLEMENTAL ASSURANCES.

            (a) On the date the Registration Statement becomes effective and on the Closing Date, Bank shall deliver to Bancshares a certificate signed by its principal executive officer and its principal financial officer to the effect that the information contained in the Registration Statement relating to the business and financial condition and affairs of Bank, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (b) On the date the Registration Statement becomes effective and on the Closing Date, Bancshares shall deliver to Bank a certificate signed by the chief executive officer and by the chief financial officer of Bancshares to the effect that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Bank) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                  ARTICLE VIII

                                   CONDITIONS
                                   ----------

         Section 8.1. CONDITIONS TO BANCSHARES' AND CITIZENS' OBLIGATIONS. The obligation of Bancshares and Citizens to consummate the transactions contemplated by this Agreement and the Agreement of Merger, respectively, shall be subject to the following conditions, except as Bancshares and/or Citizens, as applicable, may waive the same in writing:

            (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1996, to the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, or assets of Bank, and there shall have been no occurrence or circumstances (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

            (b) CONDUCT OF BUSINESS IN ORDINARY COURSE. From December 31, 1996, to the Closing Date, Bank will have conducted business only in the ordinary and usual course except for matters expressly referred to in this Agreement or the Disclosure Schedule, matters incident to carrying out this Agreement and such further matters as may be consented to in writing by Bancshares.

            (c) OPINION OF BANK'S COUNSEL. Bank's counsel, King, Hargrave, Scurti & Jack, shall have delivered to Bancshares and Citizens its opinion, dated the Closing Date, to the effect that (i) Bank is a corporation duly organized as a state banking association under the laws of the State of Ohio and is in good standing under the laws of the State of Ohio, (ii) this Agreement and the Agreement of Merger has been duly executed by Bank, and constitutes binding obligations on the part of Bank, and (iii) the Bank Common Shares have been duly authorized, validly issued and are fully paid and nonassessable.

            (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bank shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date, and Bank shall have fully complied with all the terms and conditions hereof, and Bank shall have delivered to Bancshares a certificate to that effect, which certificate shall be signed by the President of Bank and shall be in a form reasonably satisfactory to Bancshares.

            (e) AFFILIATES' CERTIFICATES. Bancshares shall have received from each Affiliate a certificate in the form specified in Section 7.2 hereof.

            (f) OFFICERS' CERTIFICATES REGARDING REGISTRATION STATEMENT. Bancshares shall have received from Bank the officers' certificates required pursuant to Section 7.4(a) hereof.

            (g) DISSENTERS' RIGHTS. Holders of no more than ten percent (10%) of the issued and outstanding Bank Common Shares shall have taken such actions as are required by Ohio Revised Code Section 1701.85 to assert dissenters' rights.

            (h) NO DEFAULT. There shall have occurred no event constituting a default under any material indenture, agreement, note, mortgage, guaranty or other writing which evidences or relates to any loan of money to, or indebtedness for money borrowed by Bank which materially adversely affects Bank's financial condition.

            (i) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors of Bank and Bank shareholders shall have approved this Agreement and the Agreement of Merger.

            (j) ACCOUNTING TREATMENT. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

         Section 8.2. CONDITIONS TO BANK'S OBLIGATIONS. The obligation of Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as Bank may waive the same in writing:

            (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1996, through the Closing Date, there shall have been no material adverse change in the financial condition, results of operation, business or assets of Bancshares and Citizens and there shall have been no occurrence or circumstance (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

            (b) OPINION OF BANCSHARES' AND CITIZENS' COUNSEL. Bancshares' and Citizens' general counsel, Rick Hull, Esq., shall have delivered to Bank an opinion dated the Closing Date to the effect that (i) Bancshares is a corporation duly organized and in good standing under the State of Ohio, (ii) Citizens is a corporation duly organized and in good standing as a state banking association under the laws of the State of Ohio, (iii) this Agreement and the Agreement of Merger have been duly executed by Bancshares and Citizens, as applicable and constitute binding obligations, (iv) all of the Bancshares Common Shares to be issued to the shareholders of Bank have been validly authorized.

            (c) ACCURACY OF REPRESENTATIVES AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bancshares and Citizens, as the case may be, shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (provided, however, that nothing herein contained shall be construed to place any limitations upon the issuance of additional shares or other securities of Bancshares) and Bancshares and Citizens shall have fully complied with all the terms and conditions hereof, and Bancshares and Citizens shall have delivered to Bank a certificate to that effect, which certificate shall be signed by the President of each of Bancshares and Citizens and shall be in a form reasonably satisfactory to Bank.

            (d) OFFICERS' CERTIFICATES REGARDING REGISTRATION STATEMENT. Bancshares shall have furnished to Bank the officers' certificates required pursuant to Section 7.4(b) hereof.

            (e) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors of each of Bancshares and Citizens shall have approved this Agreement and the Agreement of Merger and Bancshares, as the sole stockholder of Citizens, shall have approved the Agreement of Merger.

            (f) FAIRNESS OPINION. Bank shall have received from Danielson a favorable report as to the fairness of the Share Exchange.

            (g) TAX-FREE EXCHANGE. Bank shall have received a letter from Bancshares' general counsel, Rick Hull, Esq., advising that based on his review of this Agreement and the Agreement of Merger, nothing has come to his attention that would lead him to believe that the Share Exchange will not be tax free with respect to Bank's stockholders.

         Section 8.3. CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The respective obligations of Bancshares, Citizens and Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as any of them may waive the same in writing:

            (a) NO ADVERSE GOVERNMENTAL ACTION. On or before the Closing Date, no action shall have been taken or threatened by any governmental entity which, in the opinion of counsel for any of the parties, would make it inadvisable for legal reasons to complete the transactions contemplated by this Agreement.

            (b) COMMON SHARE REGISTRATION. The Bancshares Common Shares into which the Bank Common Shares are to be converted pursuant to this Agreement and the Agreement of Merger shall have been registered with the Securities and Exchange Commission and no stop order shall be threatened or in effect with respect thereto.

            (c) BLUE SKY LAWS. Pursuant to Section 7.3 hereof, Bancshares shall have filed such registration statements or applications as may be required under applicable blue sky laws and such registration statements or applications shall have become effective or approved and no stop order shall be threatened or in effect with respect thereto.

            (d) SHAREHOLDER ACTION. Prior to the Closing Date, this Agreement and the Agreement of Merger shall have been approved by the affirmative vote of the holders of sixty percent (60%) of the outstanding Bank Common Shares.

            (e) REGULATORY APPROVALS. All regulatory approvals, including but not limited to the approvals of each of the Federal Reserve Board and the Ohio Division of Banks necessary for the consummation of the transactions contemplated by this Agreement and the Agreement of Merger shall have been obtained and be in force.

            (f) AGREEMENTS. H. Lee Kinney and William McElwain shall each have executed and delivered an employment agreement with Citizens substantially in the form of the draft of such agreements agreed to between the parties and dated as of September 12, 1997.

         Section 8.4. CLOSING DATE. The closing ("Closing") of the transactions contemplated by this Agreement shall occur on a date mutually agreed to by Bancshares and Bank after satisfaction of all the conditions set forth in Sections 8.l, 8.2 and 8.3 hereof and in the Agreements of Merger and the expiration of all waiting periods imposed by any and all regulatory authorities (the "Closing Date").

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT
                           ---------------------------

         Section 9.1. RIGHT TO TERMINATION. This Agreement and the Agreements of Merger may be terminated and the Share Exchange abandoned prior to the Closing Date in the following manner:

            (a) MUTUAL CONSENT. By mutual consent of Bank and Bancshares, authorized by their respective Boards of Directors; or

            (b) BY BANK. By Bank if (i) the conditions provided in Sections 8.2 and 8.3 shall not have been satisfied or waived by the appropriate party(ies), (ii) Bancshares or Citizens shall be in breach of performance of its respective obligations hereunder or under the Agreements of Merger, or (iii) the Average NMS Closing Price of Bancshares Common Shares shall be 20% or more lower than the average National Market System closing price (calculated for the same period as the Bancshares Common Shares) of those banks set forth in the list attached hereto as Exhibit 9.1 and made a part hereof; or

            (c) BY BANCSHARES. By Bancshares if (i) the conditions provided in Sections 8.1 and 8.3 shall not have been satisfied or waived by the appropriate party(ies) or (ii) if Bank shall be in breach of performance of its respective obligations hereunder or under the Agreements of Merger, (iii) the Average NMS Closing Price of Bancshares Common Shares shall be less than $46.00, or (iv) Bancshares elects to terminate pursuant to, and in accordance with, Section 1.2(a); or

            (d) BY BANCSHARES OR BANK. By either Bancshares or Bank in the event the transactions contemplated by this Agreement are not consummated on or before June 30, 1998.

         Section 9.2. EFFECT OF TERMINATION. If for any reason this Agreement and the Agreement of Merger shall be terminated and the Share Exchange abandoned as provided in Section 9.1, this Agreement shall become null and void, without any further action by the shareholders of either of the parties. In the event of any such termination, the Directors of Bancshares and Bank shall each direct their officers not to file the Agreement of Merger in the offices of the Secretary of State of the State of Ohio or the offices of the Division of Banks of the State of Ohio, notwithstanding favorable action by the shareholders of Bank. In the event of any such termination, neither party hereto nor any of its respective shareholders, directors, or officers shall have any obligation to the other in damages or for costs, expenses, or otherwise in connection with this Agreement or the transactions contemplated herein, other than the return to Bank, by Bancshares, of all such copies of Bank's records as may have been provided to

Bancshares and Citizens, as the case may be, under Section 5.2 or other Sections of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         Section 10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and in any certificate delivered hereunder, other than those contained in Section 2.3 hereof, shall expire on the Closing Date and thereafter neither Bancshares nor Bank shall have any further liability or obligation with respect thereto.

         Section 10.2. REPRESENTATIONS TO THE KNOWLEDGE OF A PARTY. Whenever a representation or warranty is made herein as being "to the knowledge of" a party hereto or the officers or directors thereof, it is understood that an officer has made or caused to be made by personnel or representatives competent to determine the accuracy thereof (and the results thereof reported to him) an investigation which is appropriate to determine the accuracy of such representation or warranty.

         Section 10.3. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and mailed, first class postage prepaid and addressed as follows:
         (a)      If to Bank:

                  UniBank
                  P.O. Box 640
                  Steubenville, Ohio  43952-5640
                  Attention:  H. Lee Kinney

                  With copies to:

                  Robert C. Hargrave, Esq.
                  King, Hargrave, Scurti & Jack
                  200 Sinclair Bldg.
                  P.O. Box 249
                  Steubenville, Ohio  43952

         (b)      If to Bancshares or Citizens:

                  Citizens Bancshares, Inc.
                  10 East Main Street
                  Salineville, Ohio 43945
                  Attention:  Marty E. Adams

                  With copies to:

                  M. Patricia Oliver, Esq.
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114-1304


or at such other address or addresses as the party addressed may from time to time designate in writing. Any such notice shall be deemed given when received.

         Section 10.4. ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement and the Agreement of Merger and all exhibits and schedules attached thereto, together constitute the entire agreement among Bancshares, Citizens and Bank with respect to the subject matter hereof, and supersede any prior oral or written agreement and any other written or oral representations, including but not limited to the letters dated July 22, 1997 and August 22, 1997, and there are no agreements or commitments except as set forth herein and therein. Bank shall have the right, with the prior consent of Bancshares, from time to time prior to the Closing Date, to supplement the Disclosure Schedules with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. This Agreement and the Agreement of Merger may be amended only by instrument in writing executed by the parties hereto and thereto and authorized as provided herein or therein. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation other than the parties hereto and their respective shareholders any rights or remedies under or by reason of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         Section 10.5. EXECUTION OF COUNTERPARTS. For the convenience of the parties and to facilitate any required filing, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

         Section 10.6. EXPENSES. The parties hereto each shall bear their own expenses incurred in connection with this Agreement, the Agreement of Merger and the Share Exchange herein contemplated (whether or not such Share Exchange shall be consummated), including, without limitation, all fees of their respective legal counsel, investment advisers and accountants.

         Section 10.7. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

         Section 10.8. EXCHANGE AGENT. Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio, as transfer agent for the Bancshares Common Shares shall act as Exchange Agent in respect of the conversion of Bank Common Shares into Bancshares Common Shares.

         Section 10.9 SUCCESSORS AND ASSIGNS. This Agreement is binding on the successors and assigns of Bancshares.





                      [THIS SPACE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunder duly authorized, all as of the date first above written.

                                                   CITIZENS BANCSHARES, INC.
Attest:

By: /s/  Tracey L. Reeder                          By: /s/  Marty E. Adams
    -----------------------------------------          ------------------------------------
      Tracey L. Reeder, Assistant Secretary        Marty E. Adams, President


                                                   THE CITIZENS BANKING COMPANY
Attest:

By: /s/  Tracey L. Reeder                          By: /s/  Marty E. Adams
    -----------------------------------------          ------------------------------------
      Tracey L. Reeder, Assistant Secretary        Marty E. Adams, President


                                                   UNIBANK
Attest:

By:   /s/  William McElwain                        By:  /s/  H. Lee Kinney
    -----------------------------------------           -----------------------------------
      William McElwain, Secretary                       H. Lee Kinney, Chairman & Chief
                                                        Executive Officer

                                                                       EXHIBIT A

                               AGREEMENT OF MERGER
                               -------------------

         AGREEMENT OF MERGER ("Merger Agreement") dated as of ____________, 199_, by and between THE CITIZENS BANKING COMPANY, an Ohio bank having its principal office at 50 East Main Street, Salineville, Ohio 43945 ("Citizens"), and UNIBANK, an Ohio bank having its principal office at P.O. Box 640, Steubenville, Ohio 43592-5640 ("UniBank") and joined in by Citizens Bancshares, Inc., an Ohio corporation and registered bank holding company having its principal office at 10 East Main Street, Salineville, Ohio 43945 ("Bancshares"), which is the sole shareholder of Citizens. Citizens and UniBank are hereinafter sometimes referred to as the "Constituent Banks."

         The respective Boards of Directors of Citizens and Bancshares have determined that it is advisable and in the best interests of each of the respective Constituent Banks that UniBank merge with and into Citizens upon the terms and subject to the conditions herein provided and the Board of Directors of UniBank has determined that such action is fair to, and in the best interests of, the UniBank shareholders.

         The respective Boards of Directors of Citizens and UniBank have, by resolutions duly adopted, (i) authorized this Merger Agreement as part of the plan of affiliation and merger set forth in an Affiliation Agreement dated as of the date hereof (the "Affiliation Agreement") (collectively, the "Plan"), and
(ii) authorized that it be executed by the undersigned officers.

         The transactions contemplated by the Plan and this Merger Agreement have been submitted to, and adopted and approved by, the shareholders of UniBank.

         In consideration of the mutual agreements herein contained, the parties agree that UniBank shall be merged with and into Citizens and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the common shares of the Constituent Banks and certain other provisions relating thereto shall be as hereinafter set forth.

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.01 RESULTING BANK. Subject to the terms and provisions of this Merger Agreement, and in accordance with Chapters 1101, 1121 and 1701 of the Ohio Revised Code, at the Effective Time (as defined in Section 1.07 hereof) UniBank shall be merged with and into Citizens (the "Merger"). The Citizens Banking Company shall be the resulting bank (hereinafter called the "Resulting Bank") of the Merger and shall continue its existence as a bank under the laws of the State of Ohio under the name "The Citizens Banking Company". At the Effective Time, the separate existence of UniBank shall cease. The principal place of business of the Resulting Bank shall be Salineville, Columbiana County, Ohio.

         1.02 EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Sections 1121.06 and 1701.82 of the Ohio Revised Code.

         1.03 ARTICLES OF INCORPORATION. As of the Effective Time, the Articles of Incorporation of Citizens, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the Resulting Bank until thereafter duly altered, amended, or repealed in accordance with the provisions thereof and applicable law.

         1.04 CODE OF REGULATIONS. As of the Effective Time, the Code of Regulations of Citizens, as in effect immediately prior to the Effective Time, shall


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

become the Code of Regulations of the Resulting Bank until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation of the Resulting Bank and applicable law.

         1.05 DIRECTORS OF THE RESULTING BANK. At the Effective Time, each person who is a director of Citizens immediately prior to the Effective Time shall remain a director of the Resulting Bank and each such person shall serve as a director of the Resulting Bank for the balance of the term for which such person was elected a director of Citizens and until his successor is duly elected and qualified in the manner provided in the Code of Regulations of the Resulting Bank or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the Code of Regulations of the Resulting Bank or as otherwise provided by law. The names and addresses of the directors of the Resulting Bank are as follows:

Mr. Marty E. Adams               Mr. Lee A. Smith                   Mr. James C. McBane
14Q435 State Route 164           401 East Chestnut Street           School Street - Box 340
Salineville, OH  43945           Lisbon, Ohio  44432                Bergholz, OH  43908

Mr. Fred H. Johnson              Dr. Keith D. Burgett               Mr. Willard L. Davis
Box 61                           1225 Canton Road, NW               R.D. #1 - Box 28
Summitville, OH  43962           Carrollton, OH  44615              Richmond, OH  43944

Mr. Gerard P. Mastroianni        Mr. Fred H. Johnson III            Mr. Jonathan A. Levy
1800 West State Street           Box 5                              40 Redfern Drive
Alliance, OH  44601              Summitville, OH  43962             Youngstown, OH  44505

Mr. Kenneth E. McConnell         Mr. Elden L. Surbey
R.D. #1 - Box 514                614 Brinker, SW
Richmond, Ohio  43944            Navarre, Ohio  44622

         1.06 OFFICERS OF THE RESULTING BANK. At the Effective Time, each person who is an officer of Citizens immediately prior to the Effective Time shall remain an officer of the Resulting Bank and hold the same office as he or she held immediately prior to the Effective Time. At the Effective Time, each person who is an officer of UniBank immediately prior to the Effective Time shall be offered employment as an officer of the Resulting Bank or of one of its affiliates.

         1.07 EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Section 1121.06 of the Ohio Revised Code, upon the filing of a certified copy of the Merger Agreement together with a certificate of approval from the Superintendent of the Division of Financial Institutions, with the Secretary of State of the State of Ohio. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         1.08 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Resulting Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Merger Agreement, UniBank and its proper officers and directors shall be deemed to have granted hereby to the Resulting Bank an irrevocable power of attorney to execute and deliver any and all assignments and assurances in law and to do all acts necessary or proper to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Resulting Bank are hereby fully authorized in the name of UniBank or otherwise to take any and all such action.

                                   ARTICLE II

                CONVERSION AND EXCHANGE OF UNIBANK COMMON SHARES;
                -------------------------------------------------
                           FRACTIONAL SHARE INTERESTS
                           --------------------------

         2.01 CONVERSION AND EXCHANGE. At the Effective Time:

            (a) Each common share of Citizens, par value $10.00 per share, issued and outstanding immediately prior to the Effective Time shall continue to be one common share of the Resulting Bank after the Merger.

            (b) Other than UniBank common shares as to which dissenters' rights have been exercised, all common shares of UniBank that shall be issued and outstanding at the Effective Time (the "UniBank Common Shares") shall thereupon and without further action be converted into and become 13.25 Bancshares common shares having the same rights and privileges as all other Bancshares Common Shares (individually hereinafter referred to as a "Bancshares Common Share" and collectively, as the "Bancshares Common Shares").

         Notwithstanding the foregoing, in no event shall the holders of Bank Common Shares receive, in the aggregate, in Bancshares Common Shares with a Total Value (as hereinafter defined) plus cash in lieu of fractional shares that is less than 2.7 times the book value of Bank Common Shares on December 31, 1997. In such event, the parties shall adjust the number of Bancshares Common Shares into which each Bank Common Share shall be converted; provided, however, solely for purposes of this Section 1.2(a), in the event the book value of Bank Common Shares shall exceed Two Hundred and Fifty Dollars ($250.00) per shares, Bancshares may elect to terminate this Agreement.

         It is understood and agreed that following the conversion of the UniBank Common Shares into Bancshares Common Shares, the UniBank Common Shares will be canceled.

            (c) The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Total Value" shall mean the arithmetic mean of the NMS Closing Prices for the twenty (20) trading days immediately preceding the tenth trading day, inclusive, immediately preceding the Effective Time.

            (d) Other than as provided for in Section 2.01(b) hereof, at the Effective Time, all authorized but unissued shares of UniBank Common Shares shall be canceled and no stock, cash or other property shall be delivered in exchange therefor.

            (e) No fractional Bancshares Common Share or certificate or scrip therefor shall be issued as a result of the conversion of UniBank Common Shares into Bancshares Common Shares. To the extent an outstanding UniBank Common Share would otherwise have become a fractional Bancshares Common Share, the holder thereof shall receive, in lieu thereof, an amount of cash (rounded to the nearest whole-cent) equal to the product of such fraction multiplied by the Average NMS Closing Price of Bancshares Common Shares. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by the Plan and by this Merger Agreement.

            (f) At the Effective Time, the share transfer books of UniBank shall be closed and no transfer of UniBank Common Shares shall thereafter be made or recognized. Notwithstanding any other provision of this Merger Agreement, neither Bancshares or its agent nor any party hereto shall be liable to a holder of UniBank Common Shares for any amount properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (g) No conversion under subsection (b) of this Section 2.01 shall be made in respect of any UniBank Common Share as to which a UniBank shareholder has elected to exercise dissenters' rights under applicable Ohio law, if any, until such time as such rights have been lost or extinguished.

                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

         3.01 AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified, or supplemented by written agreement of the Constituent Banks and Bancshares at any time prior to the Effective Time.

         3.02 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.





                      [THIS SPACE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Citizens, UniBank and Bancshares have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                             THE CITIZENS BANKING COMPANY,
                                             an Ohio bank
Attest:

By                                           By
   -----------------------------------         -----------------------------------------
   Tracey L. Reeder,                    Marty E. Adams, President
   Assistant Secretary

                                             UNIBANK,
                                             an Ohio bank
Attest:


By                                           By
   -----------------------------------         -----------------------------------------
   William McElwain, Secretary                   H. Lee Kinney, Chairman and
                                                     Chief Executive Officer


                                             CITIZENS BANCSHARES, INC.,
                                             an Ohio corporation
Attest:


By                                           By
   -----------------------------------         -----------------------------------------
   Tracey L. Reeder,                    Marty E. Adams, President
   Assistant Secretary

                                  EXHIBIT 9.1
                                  -----------


Short Name                                                                                                 Location
American Bancorp............................................................................Wheeling, West Virginia
BCB Financial Services Corp...................................................................Reading, Pennsylvania
BancFirst Ohio Corp................................................................................Zanesville, Ohio
Belmont Bancorp....................................................................................Bridgeport, Ohio
City Holding..............................................................................Charleston, West Virginia
Comm Bancorp Inc..........................................................................Forest City, Pennsylvania
Commercial National Financial.................................................................Latrobe, Pennsylvania
CoBancorp Inc..........................................................................................Elyria, Ohio
Codorus Valley Bancorp Inc..................................................................Glen Rock, Pennsylvania
Commercial Bancshares Inc................................................................Parkersburg, West Virginia
Century Financial Corp......................................................................Rochester, Pennsylvania
First Financial......................................................................................Hamilton, Ohio
Horizon Bancorp Inc..........................................................................Beckley, West Virginia
Matewan BancShares Inc....................................................................Williamson, West Virginia
Mid Am..........................................................................................Bowling Green, Ohio
NSD Bancorp Inc............................................................................Pittsburgh, Pennsylvania
Oak Hill Financial Inc................................................................................Jackson, Ohio
Ohio Valley Banc Corp..............................................................................Gallipolis, Ohio
Park...................................................................................................Newark, Ohio
Peoples Bancorp Inc..................................................................................Marietta, Ohio
Second Bancorp Inc.....................................................................................Warren, Ohio
Southwest National Corp....................................................................Greensburg, Pennsylvania
United Bancorp Inc..............................................................................Martins Ferry, Ohio
Wayne Bancorp.........................................................................................Wooster, Ohio

                               DISCLOSURE SCHEDULE
                               -------------------


                             [Intentionally Omitted]












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